Exhibit 5.2

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 davispolk.com

December 19, 2024

Aptiv PLC

Spitalstrasse 5

8200 Schaffhausen, Switzerland

Ladies and Gentlemen:

We have acted as special counsel for Aptiv PLC, a public limited company organized under the laws of Jersey (the “Company”), Aptiv Swiss Holdings Limited, a company with limited liability organized under the laws of Jersey (“Aptiv Swiss Holdings”), Aptiv Corporation, a Delaware corporation (“Aptiv Corp.”) and Aptiv Global Financing Designated Activity Company, a designated activity company incorporated under the laws of Ireland (“AGFDAC”), in connection with the Company filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (a) ordinary shares, par value $0.01 per share (the “Ordinary Shares”) of the Company; (b) preferred shares, par value $0.01 per share (the “Preferred Shares”) of the Company; (c) the Company’s senior debt securities and subordinated debt securities (collectively, the “Company Debt Securities”), which may be fully and unconditionally guaranteed by Aptiv Swiss Holdings, Aptiv Corp. and AGFDAC, and which may be issued pursuant to a senior indenture (the “Company Senior Indenture”), among the Company, Wilmington Trust, National Association as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as registrar, paying agent and authenticating agent (the “Agent”), and a subordinated indenture (the “Company Subordinated Indenture” and together with the Company Senior Indenture, the “Company Indentures”) among the Company, the Trustee and the Agent; (d) Aptiv Swiss Holdings’ senior debt securities and subordinated debt securities (collectively, the “Aptiv Swiss Holdings Debt Securities”), which may be fully and unconditionally guaranteed by the Company, Aptiv Corp. and AGFDAC, and which may be issued pursuant to a senior indenture dated as of March 10, 2015, as supplemented prior to the date hereof (the “Aptiv Swiss Holdings Senior Indenture”), among Aptiv Swiss Holdings, the Trustee, the Agent, and a subordinated indenture dated as of September 13, 2024, as supplemented prior to the date hereof (the “Aptiv Swiss Holdings Subordinated Indenture” and together with the Aptiv Swiss Holdings Senior Indenture, the “Aptiv Swiss Holdings Indentures”) among Aptiv Swiss Holdings, the Trustee and the Agent; (e) Aptiv Corp.’s senior debt securities and subordinated debt securities (collectively, the “Aptiv Corp. Debt Securities”), which may be fully and unconditionally guaranteed by the Company, Aptiv Swiss Holdings and AGFDAC, and which may be issued pursuant to a senior indenture dated as of February 14, 2013, as supplemented prior to the date hereof (the “Aptiv Corp. Senior Indenture”), among Aptiv Corp., the Company, as a guarantor, the Trustee and the Agent, and a subordinated indenture (the “Aptiv Corp. Subordinated Indenture,” and together with the Aptiv Corp. Senior Indenture, the “Aptiv Corp. Indentures”), among Aptiv Corp., the Company, as a guarantor, the Trustee and the Agent; (f) AGFDAC’s senior debt securities (the “AGFDAC Debt Securities” and together with the Company Debt Securities, the Aptiv Swiss Holdings Debt Securities and the Aptiv Corp. Debt Securities, the “Debt Securities”), which may be fully and unconditionally guaranteed by the Company, Aptiv Swiss Holdings and Aptiv Corp., and which may be issued pursuant to a senior indenture (the “AGFDAC Senior Indenture”), among AGFDAC, the Company, as a guarantor, the Trustee and the Agent and a subordinated indenture (the “AGFDAC Subordinated Indenture” together with the AFGDAC Senior Indenture, the “AGFDAC Indentures” and together with the Company Indentures, the Aptiv Swiss Holdings Indentures and the Aptiv Corp. Indentures, the “Indentures”), among AGFDAC, the Company, as a guarantor, the Trustee and the Agent; (g) warrants of the Company and Aptiv Corp. (the “Warrants”), which may be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company or Aptiv Corp., as applicable, and the warrant agent to be named therein (the “Warrant Agent”); (h) purchase contracts (the “Purchase Contracts”) which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company or Aptiv Corp., as applicable, and the purchase contract agent to be named therein (the “Purchase Contract Agent”); (i) units (the “Units”) to be issued under one or more unit agreements to be entered into among the Company or Aptiv Corp., as applicable, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”); (j) guarantees (the “Company Guarantees”) of the Company Debt Securities by Aptiv Swiss Holdings, Aptiv Corp. and AGFDAC (collectively, the “Company Guarantors”); (k) guarantees (the “Aptiv Swiss Holdings Guarantees”) of the Aptiv Swiss Holdings Debt Securities by the Company, Aptiv Corp. and AGFDAC (collectively, the “Aptiv Swiss Holdings Guarantors”) (l) guarantees (the “Aptiv Corp. Guarantees”) of the Aptiv Corp. Debt Securities by the Company, Aptiv Swiss Holdings and AGFDAC (collectively, the “Aptiv Corp. Guarantors”); and (m) guarantees (the “AGFDAC Guarantees”) of the AGFDAC Debt Securities by the Company, Aptiv Swiss Holdings and Aptiv Corp. (collectively, the “AGFDAC Guarantors”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company, Aptiv Swiss Holdings, Aptiv Corp. and AGFDAC that we reviewed were and are accurate and (vii) all representations made by the Company, Aptiv Swiss Holdings, Aptiv Corp. and AGFDAC as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.

When the applicable Company Indenture and any supplemental indenture to either Company Indenture to be entered into in connection with the issuance of any Company Debt Securities have been duly authorized, executed and delivered by the Trustee, the Agent, the Company and, if applicable, the Company Guarantors; the specific terms of a particular series of Company Debt Securities have been duly authorized and established in accordance with the applicable Company Indenture; and such Company Debt Securities and, if applicable, the Company Guarantees, have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Company Indentures and the applicable underwriting or other agreement against payment therefor, such Company Debt Securities will constitute valid and binding obligations of the Company and each of the Company Guarantees thereof by each Company Guarantor will constitute valid and binding obligations of each respective Company Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion

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as to (x) the enforceability of any waiver of rights under any usury or stay law or (y) (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the Company Indentures that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of any Company Guarantor’s obligation.

2.

Assuming the Aptiv Swiss Holdings Senior Indenture and the Aptiv Swiss Holdings Subordinated Indenture have been duly authorized, executed and delivered by the Trustee, the Agent and Aptiv Swiss Holdings, and when any supplemental indenture to either Aptiv Swiss Holdings Indenture to be entered into in connection with the issuance of any Aptiv Swiss Holdings Debt Securities have been duly authorized, executed and delivered by the Trustee, the Agent, Aptiv Swiss Holdings and, if applicable, the Aptiv Swiss Holdings Guarantors; the specific terms of a particular series of Aptiv Swiss Holdings Debt Securities have been duly authorized and established in accordance with the applicable Aptiv Swiss Holdings Indenture; and such Aptiv Swiss Holdings Debt Securities and, if applicable, the Aptiv Swiss Holdings Guarantees, have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Aptiv Swiss Holdings Indentures and the applicable underwriting or other agreement against payment therefor, such Aptiv Swiss Holdings Debt Securities will constitute valid and binding obligations of Aptiv Swiss Holdings and each of the Aptiv Swiss Holdings Guarantees thereof by each Aptiv Swiss Holdings Guarantor will constitute valid and binding obligations of each respective Aptiv Swiss Holdings Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law or (y) (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the Aptiv Swiss Holdings Indentures that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of any Aptiv Swiss Holdings Guarantor’s obligation.

3.

Assuming the Aptiv Corp. Senior Indenture has been duly authorized, executed and delivered by the Trustee, the Agent, Aptiv Corp. and the Company, and when the Aptiv Corp. Subordinated Indenture and any supplemental indenture to either Aptiv Corp. Indenture to be entered into in connection with the issuance of any Aptiv Corp. Debt Securities have been duly authorized, executed and delivered by the Trustee, the Agent, Aptiv Corp. and, if applicable, the Aptiv Corp. Guarantors; the specific terms of a particular series of Aptiv Corp. Debt Securities have been duly authorized and established in accordance with the applicable Aptiv Corp. Indenture; and such Aptiv Corp. Debt Securities and, if applicable, the Aptiv Corp. Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Aptiv Corp. Indentures and the applicable underwriting or other agreement against payment therefor, such Aptiv Corp. Debt Securities will constitute valid and binding obligations of Aptiv Corp. and each of the Aptiv Corp. Guarantees thereof by each Aptiv Corp. Guarantor will constitute valid and binding obligations of each respective Aptiv Corp. Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law or (y) (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the Aptiv Corp. Indentures that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of any Aptiv Corp. Guarantor’s obligation.

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4.

When the applicable AGFDAC Indenture and any supplemental indenture to either AGFDAC Indenture to be entered into in connection with the issuance of any AGFDAC Debt Securities have been duly authorized, executed and delivered by the Trustee, the Agent, AGFDAC and, if applicable, the AGFDAC Guarantors; the specific terms of a particular series of AGFDAC Debt Securities have been duly authorized and established in accordance with the applicable AGFDAC Indenture; and such AGFDAC Debt Securities and, if applicable, the AGFDAC Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable AGFDAC Indenture and the applicable underwriting or other agreement against payment therefor, such AGFDAC Debt Securities will constitute valid and binding obligations of AGFDAC and each of the AGFDAC Guarantees thereof by each AGFDAC Guarantor will constitute valid and binding obligations of each respective AGFDAC Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law or (y) (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the applicable AGFDAC Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of any AGFDAC Guarantor’s obligation.

5.

When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company or Aptiv Corp., respectively; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company or Aptiv Corp., respectively, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

6.

When the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company or Aptiv Corp., respectively; the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company or Aptiv Corp., respectively, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

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7.

When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company or Aptiv Corp., respectively; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company or Aptiv Corp., respectively, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company, Aptiv Swiss Holdings, Aptiv Corp. or AGFDAC as applicable, shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iii) the Indentures, the Debt Securities, the Warrant Agreement, the Purchase Contract Agreement and the Unit Agreement are each valid, binding and enforceable agreements of each party thereto, (other than as expressly covered above in respect of the Company, Aptiv Swiss Holdings, Aptiv Corp. and AGFDAC); and (iv) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that (i) the terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company, Aptiv Swiss Holdings, Aptiv Corp. or AGFDAC of any such security (a) are, with respect to the Company, Aptiv Swiss Holdings and AGFDAC, within their corporate powers and do not contravene or constitute a default under, the constitutive documents of the Company, Aptiv Swiss Holdings and AGFDAC, respectively, (b) require no action by or in respect of, or filing with, any governmental body, agency or official and (c) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company, Aptiv Swiss Holdings, Aptiv Corp. or AGFDAC and (ii) any Warrant Agreement, Purchase Contract Agreement and Unit Agreement will be governed by the laws of the State of New York.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Validity of Securities” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

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